Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239618

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2020)

Up to $23,500,000

Safe Bulkers, Inc.

COMMON STOCK

We have entered into a sales agreement (the “sales agreement”) with DNB Markets, Inc. (“DNB”) as our sales agent, relating to the shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may, through our sales agent, offer and sell from time to time shares of our common stock having an aggregate offering price of up to $23,500,000.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of the sales agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We will not authorize the issuance and sale of, and the sales agent will not be obligated to sell, any shares (i) at a price lower than the minimum price therefor authorized from time to time, if any, or (ii) in a number in excess of the number of shares authorized from time to time to be issued and sold under the sales agreement, if any.

We also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The aggregate market value of our outstanding common shares held by non-affiliates is $71,683,084, based on 102,122,399 common shares outstanding as of the date of this prospectus supplement, of which 51,202,203 are held by non-affiliates, and a closing sales price of $1.40 on June 8, 2020. Upon any sale of common shares under this prospectus supplement pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. During the 12 calendar month period that ends on and includes the date hereof, we have not sold securities pursuant to General Instruction I.B.5 of Form F-3.

We will pay the sales agent a commission of 2.0% of the gross sales price per share sold through it as our agent under the sales agreement. In connection with the sale of our common shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.

Our common stock is listed on the NYSE under the symbol “SB.” The last reported sale price of our common stock on August 6, 2020 was $1.23 per share.

Investing in our common stock involves risk. Before you make an investment in our shares please read the section entitled “Risk Factors” on page S-11 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 25, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

DNB Markets

The date of this prospectus supplement is August 7, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation by Reference.” To the extent the description of our securities in this prospectus supplement differs from the description of our securities in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and DNB has not, authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus supplement and the accompanying prospectus and should be read together with the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, including the risk factors beginning on page S-11 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (our “Annual Report on Form 20-F”). Unless otherwise indicated, references in this prospectus supplement to “Safe Bulkers,” the “Company,” “we,” “our,” “us,” or similar terms when used in a historical context refer to Safe Bulkers, Inc. and/or its subsidiaries. We use the term deadweight tons, or “dwt,” to describe the carrying capacity of our vessels. Before making your investment decision, you should carefully read the prospectus and the documents referred to in “Where You Can Find Additional Information” and “Incorporation by Reference” for information about us, including our financial statements. Unless otherwise indicated, all references to currency amounts in this prospectus supplement and the accompanying prospectus are in U.S. dollars. Unless otherwise indicated, all data regarding our fleet and the terms of our charters is as of July 31, 2020.

Our Company

We are an international provider of marine drybulk transportation services, transporting bulk cargoes, particularly coal, grain and iron ore, along worldwide shipping routes for some of the world’s largest consumers of such services. As of July 31, 2020, we had a fleet of 42 drybulk vessels, with an aggregate carrying capacity of 3,862,000 dwt and an average age of 9.7 years. Our last eco-ship was delivered in April 2020. We have not contracted to acquire any other vessels.

Historically, we have invested mainly in newbuild vessels, and since 2014 in eco-ships with advanced technological specifications, aiming to renew and expand our fleet, while we have also opportunistically acquired second hand tonnage. The majority of vessels in our fleet have sister ships with similar specifications in our existing or newbuild fleet. We believe using sister ships provides cost savings because it facilitates efficient inventory management and allows for the substitution of sister ships to fulfill our period time charter obligations.

In the context of our Environmental Social Responsibility policies we have been undertaking environmental investments, mainly in sulfur oxide exhaust gas cleaning systems (“Scrubbers”) and ballast water treatment systems (“BWTS”), having selected reliable equipment from leading manufacturers. We have 19 vessels with Scrubbers installed and 28 vessels equipped with BWTS as of July 31, 2020, which provide commercial and operational benefits.

We employ our vessels on both period time charters and spot time charters, according to our assessment of market conditions, with some of the world’s largest consumers of marine drybulk transportation services. The vessels we deploy on period time charters provide us with relatively stable cash flow and high utilization rates, while the vessels we deploy in the spot market allow us to maintain our flexibility in low charter market conditions and potential upside to our revenues in the event of an upturn in the charter market. In the past we had entered into a large number of long-term period time charters, with a term of three years or more, all of which expired, with the exception of three period time charters of 10, 10 and 20 years initial duration relating to the employment of three of four Cape size class vessels. Recently, we entered into 6 new five-year time charters for non-scrubber fitted vessels, increasing substantially our employment under long period time charters.

Since 2005, our customers have included over 30 national, regional and international companies, including Bunge, Cargill, Daiichi, Intermare Transport G.m.b.H., Trust Energy Resources Pte. Ltd., NYK, NS United Kaiun Kaisha, Kawasaki Kisen Kaisha, Oldendorff GmbH and Co. KG, Louis Dreyfus Armateurs, Louis Dreyfus Commodities, ArcelorMittal or their affiliates.

As of July 31, 2020, our contracted remaining capital expenditure requirements with regards to vessel upgrades, mainly BWTS and Scrubbers were $3.0 million. We expect to fund these through cash.

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As of June 30, 2020, our consolidated debt before deferred financing costs was $630.3 million and our consolidated leverage1 was 68%, with loan profiles extending until 2027. Through certain refinancing actions since the end of last year we have managed to have liquidity of $111.3 million as of July 31, 2020, and extended our debt profile until 2027 maintaining a relatively low interest cost. Our strategy is to gradually deleverage our Company to net debt levels comparable to the steel value of our fleet in the next three to five years subject to market conditions. At the same time, the 2019 Novel Coronavirus (the “COVID-19”) pandemic and the unknown consequences to global trade and economies have also prioritized the importance of maintaining our liquidity and to further strengthening our balance sheet.

Our liquidity of $111.3 million as of July 31, 2020, consists of cash, cash equivalents and bank time deposits totaling $89.9 million, $19.4 million in restricted cash and $2.0 million available under a revolving credit facility.

In our opinion, the contracted cash flow from operations, the existing cash and cash equivalents and the available borrowing capacity, will be sufficient to fund the operations of our fleet and any other present financial requirements of the Company, including our working capital requirements, and our capital expenditure requirements at least through the end of the third quarter of 2021.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “SB” and we continue to be majority-owned by the Hajioannou family, which has a history of over sixty-years of owning and operating vessels over several shipping cycles. Over the past 21 years under the leadership of Polys Hajioannou, our chief executive officer, we have created a drybulk company, with a fleet comprising of vessels designed with high technical specifications. Under his direction, we have also expanded the classes of drybulk vessels in our fleet, and the aggregate carrying capacity of our fleet has grown from 146,000 dwt in 1995 to 3,862,000 dwt currently.

We actively manage our fleet, its chartering, technical, crew and operational performance, monitoring our affiliated management companies Safety Management Overseas S.A., referred as “Safety Management,” and Safe Bulkers Management Limited, referred as “Safe Bulkers Management,” and collectively as our “Managers,” on a daily basis achieving what we believe is one of the most cost effective operating expense structures among our peers. Our Managers are controlled by Polys Hajioannou.

We and our Managers benefit from the experience of key personnel and years of operations in the drybulk market and maintain relationships with leading industry participants including shipyards, charterers and financial institutions.

We are ISO 14001 certified for our environmental performance and ISO 50001 certified for our energy efficiency. In view of forthcoming regulations, we have an active program to improve Green House Gas, (“GHG”) emissions of our vessels, as verified by third parties rating.

Our hands-on policies, which include active management of our fleet and our Company, aim at a relatively strong balance sheet especially during periods during which the chartering market is volatile and uncertain. We believe our liquidity can support our operations in the long run and at the same time may allow us to make opportunistic moves including acquisition of additional vessels in our fleet.

We have not paid any dividends on our shares of common stock since August 2015. The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors. The timing and amount of any dividends declared will depend on, among other things: (i) our earnings, financial condition and cash requirements and available sources of liquidity; (ii) decisions in relation to our growth and leverage strategies; (iii) provisions of Marshall Islands and Liberian law governing the payment of dividends; (iv) restrictive covenants in our existing and future debt instruments; and (v) global financial conditions. Therefore, we might continue not paying dividends in the future.

1 Consolidated leverage is a non-GAAP measure and represents total consolidated liabilities divided by total consolidated assets. Total consolidated assets are based on the market value of all vessels (before scrubber installation), owned or leased on a finance lease taking into account their employment, and the book value of all other assets. This measure assists our management and investors by increasing the comparability of our leverage from period to period.

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Our Fleet

As of July 31, 2020, our fleet is comprised of 42 vessels, of which 14 are Panamax class vessels, 10 are Kamsarmax class vessels, 14 are Post-Panamax class vessels and four are Capesize class vessels, with an aggregate carrying capacity of 3,862,000 dwt, and an average age of 9.7 years.

The majority of vessels in our fleet have sister ships with similar specifications in our existing or newbuild fleet. We believe that using sister ships generates cost savings because it facilitates efficient inventory management and allows for the substitution of sister ships to fulfill our period time charter obligations. Additionally, we believe that the relatively young age of our vessels significantly contributes to cost savings in relation to operating expenses.

The table below presents additional information with respect to our drybulk vessel fleet, including our newbuilds, and its deployment as of July 31, 2020.

Vessel Name	Dwt	Year Built 1	Country of Construction	Charter Type	Charter Rate 2	Commissions 3	Charter Period 4
CURRENT FLEET
Panamax
Maria	76,000	2003	Japan	Period	$9,349	5.00%	February 2020	December 2020
Koulitsa	76,900	2003	Japan	Period	$7,154	5.00%	April 2020	August 2020
Paraskevi	74,300	2003	Japan	Spot	$10,000	5.00%	July 2020	September 2020
Vassos	76,000	2004	Japan	Spot	$8,353	5.00%	March 2020	August 2020
Katerina	76,000	2004	Japan	Period	$8,094	5.00%	March 2020	December 2020
Maritsa	76,000	2005	Japan	Period	$9,464	5.00%	February 2020	December 2020
Efrossini	75,000	2012	Japan	Spot	$7,612	5.00%	May 2020	August 2020
Zoe [10]	75,000	2013	Japan	Spot	$6,619	4.38%	April 2020	August 2020
Kypros Land [10,15]	77,100	2014	Japan	Spot	$8,247	5.00%	May 2020	August 2020
				Period	$13,800	3.75%	August 2020	August 2022
					BPI 82 5TC * 97% - $2,150	3.75%	August 2022	August 2025
Kypros Sea [15]	77,100	2014	Japan	Spot	$9,135	5.00%	April 2020	July 2020
				Period	$13,800	3.75%	July 2020	July 2022
					BPI 82 5TC * 97% - $2,150	3.75%	July 2022	July 2025
Kypros Bravery [13]	78,000	2015	Japan	Period	$11,750	3.75%	August 2020	August 2022
					BPI 82 5TC * 97% - $2,150	3.75%	August 2022	August 2025
Kypros Sky [8,13]	77,100	2015	Japan	Period	$11,750	3.75%	August 2020	August 2022
					BPI 82 5TC * 97% - $2,150	3.75%	August 2022	August 2025
Kypros Loyalty [13]	78,000	2015	Japan	Period	$11,750	3.75%	July 2020	July 2022
					BPI 82 5TC * 97% - $2,150	3.75%	July 2022	July 2025
Kypros Spirit [8,15]	78,000	2016	Japan	Spot	$12,000	5.00%	May 2020	August 2020
				Period	$13,800	3.75%	August 2020	August 2022
					BPI 82 5TC * 97% - $2,150	3.75%	August 2022	August 2025
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Kamsarmax
Pedhoulas Merchant	82,300	2006	Japan	Spot	$11,000	5.00%	July 2020	August 2020
Pedhoulas Trader	82,300	2006	Japan	Period	$10,000	5.00%	June 2020	August 2020
Pedhoulas Leader	82,300	2007	Japan	Spot	$8,185	5.00%	May 2020	August 2020
Pedhoulas Commander	83,700	2008	Japan	Period	$9,950	5.00%	June 2019	June 2021
Pedhoulas Builder [16]	81,600	2012	China	Spot [12]	$7,650	5.00%	April 2020	August 2020
Pedhoulas Fighter [16]	81,600	2012	China	Spot [12]	$7,191	4.38%	May 2020	August 2020
Pedhoulas Farmer [5,16]	81,600	2012	China	Spot [12]	$8,851	5.00%	June 2020	November 2020

Vessel Name	Dwt	Year Built 1	Country of Construction	Charter Type	Charter Rate 2	Commissions 3	Charter Period 4
Pedhoulas Cherry [16]	82,000	2015	China	Spot [12]	$7,224	4.38%	April 2020	September 2020
Pedhoulas Rose [5,16]	82,000	2017	China	Spot	$12,500	5.00%	July 2020	August 2020
Pedhoulas Cedrus	81,800	2018	China	Spot	$8,000	5.00%	May 2020	August 2020
				Period	$13,000	3.75%	August 2020	May 2021
Post-Panamax
Marina [16]	87,000	2006	Japan	Spot	$13,900	5.00%	July 2020	August 2020
				Spot	$11,500	5.00%	August 2020	September 2020
Xenia	87,000	2006	Japan		Dry docking		July 2020	August 2020
Sophia [16]	87,000	2007	Japan	Spot	$12,750	5.00%	July 2020	August 2020
Eleni [16]	87,000	2008	Japan	Spot [11]	$13,250	5.00%	July 2020	August 2020
Martine [16]	87,000	2009	Japan	Spot	$10,022	5.00%	July 2020	August 2020
Andreas K [16]	92,000	2009	South Korea	Spot	$12,500	5.00%	June 2020	September 2020
Panayiota K 9 , 16	92,000	2010	South Korea	Spot [12]	$14,000	5.00%	July 2020	September 2020
Agios Spyridonas [9,16]	92,000	2010	South Korea
Venus Heritage [10,16]	95,800	2010	Japan
Venus History [10,16]	95,800	2011	Japan	Spot	$11,500	5.00%	June 2020	August 2020
Venus Horizon [16]	95,800	2012	Japan	Spot	$8,850	5.00%	June 2020	August 2020
Troodos Sun [16]	85,000	2016	Japan	Spot [11]	$10,500	5.00%	May 2020	August 2020
				Spot	$12,000	5.00%	August 2020	October 2020
Troodos Air [16]	85,000	2016	Japan	Spot	$13,000	5.00%	July 2020	September 2020
Troodos Oak [14]	85,000	2020	Japan	Period	109% BPI-82 5TC	5.00%	June 2020	May 2021
Capesize
Mount Troodos [16,17]	181,400	2009	Japan	Period	103.5% * BCI + 80%* scrubber benefit	5.00%	April 2020	June 2021
Kanaris [16]	178,100	2010	China	Period [6]	$26,562	5.00%	September 2011	September 2031
Pelopidas	176,000	2011	China	Period	$38,000	5.00%	January 2012	January 2022
Lake Despina	181,400	2014	Japan	Period [7]	$24,810	5.00%	January 2014	January 2024
TOTAL	3,862,000

(1)	For existing vessels, the year represents the year built. For any newbuilds, the date shown reflects the expected delivery dates.
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(2)	Quoted charter rates are the recognized daily gross charter rates. For charter parties with variable rates among periods or consecutive charter parties with the same charterer, the recognized gross daily charter rate represents the weighted average gross daily charter rate over the duration of the applicable charter period or series of charter periods, as applicable. In the case of a charter agreement that provides for additional payments, namely ballast bonus to compensate for vessel repositioning, the gross daily charter rate presented has been adjusted to reflect estimated vessel repositioning expenses. Gross charter rates are inclusive of commissions. Net charter rates are charter rates after the payment of commissions. In the case of voyage charters, the charter rate represents revenue recognized on a pro rata basis over the duration of the voyage from load to discharge port less related voyage expenses.
(3)	Commissions reflect payments made to third-party brokers or our charterers.
(4)	The start dates listed reflect either actual start dates or, in the case of contracted charters that have not commenced as of July 31, 2020, the scheduled start dates. Actual start dates and redelivery dates may differ from the referenced scheduled start and redelivery dates depending on the terms of the charter and market conditions and does not reflect the options to extend the period time charter.
(5)	MV Pedhoulas Farmer and MV Pedhoulas Rose were sold and leased back, in 2015 and 2017, respectively, on a bareboat charter basis for a period of 10 years, with a purchase obligation at the end of the bareboat charter period and purchase options in favor of the Company after the second year of the bareboat charter, at annual intervals and predetermined purchase prices.
(6)	Charterer agreed to reimburse us for part of the cost of the Scrubbers and BWTS to be installed on the vessel, which is recorded by increasing the recognized daily charter rate by $634 over the remaining tenor of the time charter party agreement.
(7)	A period time charter of 10 years at a gross daily charter rate of $23,100 for the first two and a half years and of $24,810 for the remaining period. In January 2017, the period time charter was amended to reflect substitution of the initial charterer with its subsidiary guaranteed by the initial charterer and changes in payment terms; all other period charter terms remained unchanged. The charter agreement grants the charterer the option to purchase the vessel at any time beginning at the end of the seventh year of the period time charter period, at a price of $39.0 million less 1.00% commission, decreasing thereafter on a pro-rated basis by $1.5 million per year. The Company holds a right of first refusal to buy back the vessel in the event that the charterer exercises its option to purchase the vessel and subsequently offers to sell such vessel to a third party. The charter agreement also grants the charterer an option to extend the period time charter for an additional twelve months at a time at a gross daily charter rate of $26,330, less 1.25% total commissions, which option may be exercised by the charterer a maximum of two times.
(8)	MV Kypros Sky and MV Kypros Spirit were sold and leased back in December 2019 on a bareboat charter basis for a period of eight years, with purchase options in favor of the Company commencing three years following the commencement of the bareboat charter period and a purchase obligation at the end of the bareboat charter period, all at predetermined purchase prices.
(9)	MV Panayiota K and MV Agios Spyridonas were sold and leased back in January 2020 on a bareboat charter basis for a period of six years, with purchase options in favor of the Company commencing three years following the commencement of the bareboat charter period and a purchase obligation at the end of the bareboat charter period, all at predetermined purchase prices.
(10)	MV Zoe, MV Kypros Land, MV Venus Heritage and MV Venus History were sold and leased back in November 2019, on a bareboat charter basis, one for a period of eight years and three for a period of seven and a half years, with a purchase option in favor of the Company five years and nine months following the commencement of the bareboat charter period at a predetermined purchase price.
(11)	Scrubber benefit was agreed on the basis of fuel consumption of heavy fuel oil and the price differential between the heavy fuel oil and the compliant fuel cost for the voyage and is included in the daily gross charter rate presented.
(12)	Scrubber benefit was agreed on the basis of fuel consumption of heavy fuel oil and the price differential between the heavy fuel oil and the compliant fuel cost for the voyage and is not included in the daily gross charter rate presented.
(13)	A period time charter of 5 years at a daily gross charter rate of $11,750 for the first two years and a gross daily charter rate linked to the BPI-82 5TC times 97% minus $2,150, for the remaining period.
(14)	A period time charter of 11 to 13 months at a gross daily charter rate linked to the BPI-82 5TC times 109%.
(15)	A period time charter of 5 years at a daily gross charter rate of $13,800 for the first two years and a gross daily charter rate linked to the BPI-82 5TC times 97% minus $2,150, for the remaining period.
(16)	Scrubber fitted vessel.
(17)	A period time charter at a gross daily charter rate linked to the Baltic Exchange Capesize Index (“BCI’’) times 103.5% plus 80% of Scrubber Benefit.

Our Competitive Strengths

We believe that we possess a number of strengths that provide us with a competitive advantage in the drybulk shipping industry, including:

High-quality fleet of Panamax, Post-Panamax, Kamsarmax and Capesize class vessels. Our fleet is comprised of 14 Panamax class vessels, 10 Kamsarmax class vessels, 14 Post-Panamax class vessels and four Capesize class vessels. As of July 31, 2020, the aggregate carrying capacity of our 42 vessels is 3,862,000 dwt with an average age of 9.7 years. Our focus is on these larger classes of drybulk vessels, which are able to efficiently transport the major drybulk commodities, including coal, grain and iron ore. We are also focused on quality vessels designed with high technical specifications that allow our vessels to lift more cargo on the same draft compared to the industry average, which we believe provides us with a competitive advantage because most Panamax vessels trade in draft-restricted ports. Historically, we have invested mainly in newbuild vessels with modern designs and large generators with upgraded operational flexibility and safety. More recently we have invested in new eco-design vessels, which offer lower fuel consumption. Our last eco-ship on order was delivered to us in April 2020. During the low part of the shipping cycle we also acquired six secondhand vessels at attractive prices to grow our fleet and complement our newbuilds. We have active programs for environmental upgrades including BWTS, Scrubbers and upgrades in relation to GHG emissions. We believe that our fleet provides us with an environmental competitive advantage in the period time charter market, where vessel age and quality are of significant importance in competing for business.

Lean operations and low financing cost. We believe that we maintain a lean cost structure in all aspects of our business including vessel operations, management of our vessels, management of our company and financing costs.

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Our daily vessel operating expenses were $4,582, $4,360 and $3,810 for 2019, 2018 and 2017, respectively. Operating expenses vary from period to period influenced by dry-docking and vessel pre-delivery costs which are expensed when they incur. Our daily vessel operating expenses excluding dry-docking and pre-delivery expenses were $4,257, $4,141 and $3,731 for 2019, 2018 and 2017, respectively. Our daily general and administrative expenses, which include daily management fees and daily public company expenses, were $1,379, $1,321 and $1,163 for 2019, 2018 and 2017, respectively. The average interest rate, including the margin, for all bank loan and credit financing during the years 2019, 2018 and 2017 was 4.624% per annum, 4.428% per annum, and 3.838% per annum, respectively. For the six month period ended June 30, 2020, we had daily vessel operating expenses of $4,750 per vessel, daily vessel operating expenses excluding dry-docking and pre-delivery expenses of $4,246 and daily general and administrative expenses, which include daily fixed management fees payable to our Managers and daily costs incurred in relation to our operation as a public company, of $1,373 per vessel. The average interest rate, including the margin, for all bank loan and credit financing during the six months ended June 30, 2020 was 4.008% per annum.

Long-term relationships with key industry players drive opportunities with customers. We and our Managers have established long-term relationships with some of the largest drybulk shippers in the industry by providing reliable service and consistently meeting our customers’ expectations. Our policy is to charter our vessels primarily to charterers that use our vessels to transport drybulk commodities rather than charterers that sub-charter them to third parties. We believe that our direct relationship with the actual shippers of drybulk commodities allows us to develop long-term customer relationships, which results in significant repeat business and gives us insight into the underlying demand for those commodities. We believe that our relationships with leading shipyards give us insight on the most recent developments of the shipping industry and excellent allocation of environmental upgrades and dry-docking program and our relationships with leading financial institutions give us flexibility and responsiveness in financing.

Our Business Strategy

Our primary objectives are to profitably grow our business, maximizing the value to our shareholders by pursuing the following strategies:

Investment Strategy

Our fleet consists mainly of newbuilds that have been ordered and supervised by us in leading shipyards in Japan, China and S. Korea with advanced designs at the time of ordering, including among else, improvements in hull lines and propulsion systems for more energy efficient operations, shallow drafted designs that can carry more cargo in the same draft and have access to draft-restricted ports, larger than the standard design diesel generators that offer safety, improved painting schemes that protect the steel from corrosion and automation features such as ballast control console and unmanned engine operations that require less crew. Since 2014 we have taken delivery of 11 eco-ships, representing a new generation of ships with advanced fuel efficiency characteristics, the last being delivered to us in April 2020. Opportunistically we had also accessed the second-hand market having acquired six vessels that match our fleet profile and our operational characteristics. During the 2016 crisis we had chosen not to invest in newbuild vessels but in second hand vessels and resale newbuild vessels in order to be part of the effort to control the dry-bulk orderbook. We monitor the advancements in designs especially in view of forthcoming GHG emission regulations and we cannot preclude that in the future, we may order selectively limited number of newbuilds to renew our fleet or opportunistically acquire second hand vessels especially in depressed market conditions. However, the last couple of years we have selected to invest in environmental investments which include early installation of BWTS for all our fleet and installation of Scrubbers in about half of our fleet because we believe that such investments offer operational and financial advantages in an extremely competing environment. At the same time a diverse upgrade program is in place, where all vessels during their scheduled dry-dockings are equipped with additional features that provide for operational flexibility, while vessels ten years or older are maintained extensively in order to be able to operate for their full estimated useful life of 25 years. We closely monitor all technical advancements and environmental regulations with responsive attitude and we intend to maintain our fleet to our safety standards and to the operational standards required by our customers.

Chartering strategy.

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Our vessels are used to transport bulk cargoes, particularly coal, grain and iron ore, along worldwide shipping routes. We have developed over time meaningful relationships with the world’s largest consumers of marine drybulk transportation services and we employ our vessels on both period time charters and spot time charters, according to our assessment of market conditions. The vessels we deploy on period time charters provide us with visible and relatively stable cash flow, while the vessels we deploy in the spot market allow us to maintain our flexibility in low charter market conditions and have a potential upside in our revenue when charter market conditions improve. Currently, we have increased our long-period time charter employment adding to the three time charters of ten, ten and twenty years duration at the time of inception, for three of our Capes, by entering into six new 5-years long period time charters for non-scrubber fitted vessels while at the same time maintaining substantial exposure in the spot market which allows for potential upside to our revenues when the charter market further improves. As a result, as of July 31, 2020, our charter coverage was 47%, 25% and 19% of our fleet’s anticipated ownership days for the remainder of 2020, for 2021 and for 2022, respectively.

Financial strategy.

The dry-bulk shipping market is cyclical and volatile. Our primary financial strategy is to preserve our financial condition and maintain our liquidity during the low shipping cycle, which safeguards our long term viability and provides for opportunistic moves that can be undertaken prior to a potential recovery. In the longer run, we intend to deleverage the Company in the next three to five years, subject to market conditions, up to a point where our net outstanding debt will be comparable to the steel value of our fleet. Competitive interest rate margins, compliance with our financial covenants and responsive relationships with our financial institutions are the core of our financial strategy. As a result actions that we have taken since the end of last year have led to a liquidity of $111.3 million, as of July 31, 2020, and a loan repayment profile until 2027.

Management of Our Fleet

Our chief executive officer, president, chief financial officer, chief operating officer, chief financial controller and chief compliance officer, collectively referred to in this prospectus as our “executive officers,” provide us with strategic management and also supervise the management of our day-to-day operations by our Managers. We have management agreements pursuant to which our Managers provide us with technical, administrative, commercial and certain other services. We believe our Managers have built a strong reputation in the drybulk shipping industry by providing customized, high quality operational services in an efficient manner.

On May 29, 2008, Safe Bulkers signed a management agreement with Safety Management and on May 29, 2015, Safe Bulkers signed a management agreement with Safe Bulkers Management (collectively the “Old Management Agreements”).

On May 29, 2018, following the expiration of the Old Management Agreements, the Company signed new management agreements with the Managers (the “Management Agreements”). The Management Agreements have an initial term of three years expiring on May 28, 2021 and can be extended for two additional terms of three years each. The fees provided by the Management Agreements are fixed until May 29, 2021 and upon mutual agreement with the Managers, can be adjusted for a subsequent term of three years each time on May 29, 2021 and May 29, 2024.

Under our Management Agreements, in return for providing us with our executive officers and technical, commercial and administrative services, our Managers receive a ship management fee of €875 per day per managed vessel for vessels in our fleet and $250 per managed vessel per day for bareboat charters and one of our Managers receives an annual ship management fee of €3 million. Further, our Managers receive a commission of 1.0% based on the contract price of any vessel bought and a commission of 1.0% based on the contract price of any vessel sold by it on our behalf, including any contracted newbuild. We also pay our Managers a supervision fee of $550,000 per newbuild, of which 50.0% is payable upon the signing of the relevant supervision agreement, and 50.0% is payable upon successful completion of the sea trials of each newbuild, for the on-premises supervision of all newbuilds we have agreed to acquire pursuant to shipbuilding contracts, memoranda of agreement, or otherwise.

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Each Manager has agreed that, during the term of each Management Agreement and for one year after its respective termination, such Manager will not provide any management services to, or with respect to, any drybulk vessels, other than in the following circumstances:

(a) pursuant to its involvement with us; or

(b) with respect to drybulk vessels that are owned or operated by companies affiliated with our chief executive officer or his family members, subject in each case to compliance with, or waivers of, the restrictive covenant agreements entered into between us and companies affiliated with our chief executive officer.

Each Manager has also agreed that if one of our drybulk vessels and a drybulk vessel owned or operated by a company affiliated with our chief executive officer are both available and meet the criteria for a charter being fixed by such Manager, our drybulk vessel will receive such charter. Historically our Managers have only rarely provided services to third parties and currently our Managers do not provide management services to any third party vessels.

Our arrangements with our Managers and their performance are reviewed by our board of directors. Our Managers report to us and our board of directors through our executive officers.

Corporate Information

Safe Bulkers, Inc. was incorporated in the Republic of The Marshall Islands on December 11, 2007 under the Marshall Islands Business Corporations Act. Our principal executive office is located at Apt. D11, Les Acanthes, 6, Avenue des Citronniers MC 98 000 Monaco. Our telephone number is +30-2-111-888-400. Our website address is www.safebulkers.com. The information on our website is not a part of, and is not incorporated by reference into, this prospectus. Our registered address in the Republic of The Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of our registered agent at such address is The Trust Company of The Marshall Islands, Inc.

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THE OFFERING

Issuer	Safe Bulkers, Inc., a Marshall Islands corporation.

Securities Offered	Shares of our common stock having an aggregate offering price of up to $23,500,000.

Manner of Offering	“At-the-market offering” that may be made from time to time through our sales agent, DNB Markets, Inc. See “Plan of Distribution” on page S-20. We also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell common stock to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement of pricing supplement. The proceeds from this offering, if any, will vary depending on the number of shares that we offer and the offering price per share. We may choose to raise less than the maximum $23,500,000 in gross offering proceeds permitted by this prospectus supplement.

Use of proceeds	We plan to use the net proceeds of this offering for general corporate purposes, including repayment or settlement of our financial obligations and subject to market conditions for potential acquisition of newbuild or second hand vessels. Our management will have broad discretion in the application of the net proceeds. See “Use of Proceeds.”

Dividends	We have not paid any dividends on shares of our common stock since August 2015 and no dividends have been paid on shares of our common stock in 2020. Our board of directors declared a dividend of one right per share of our common stock on August 5, 2020 as described below in Description of Capital Stock—Shareholders Rights Plan.

Declaration and payment of any dividend is subject to the discretion of our board of directors. See “Dividend Policy.”

NYSE listing	Our common stock is listed on the NYSE under the symbol “SB.”

Risk factors	See “Risk Factors” on page S-11 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 20-F for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents selected consolidated financial data of the Company. The selected consolidated financial data of the Company for each of the five years in the period ended December 31, 2019 are a summary of, are derived from, and are qualified by reference to our audited consolidated financial statements and notes thereto, which have been prepared in accordance with U.S. generally accepted accounting principles, or “U.S. GAAP.” The consolidated financial data for the six months ended June 30, 2019 and June 30, 2020 have been derived from our unaudited interim consolidated financial statements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six-Month Period Ended June 30, 2020” in our Report on Form 6-K, filed with the SEC on August 4, 2020, and incorporated herein by reference. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020.

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Our audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2017, 2018 and 2019 and the consolidated balance sheets at December 31, 2018 and 2019, together with the notes thereto, are included in our Annual Report on Form 20-F, incorporated by reference herein, and should be read in their entirety. The selected consolidated financial data as of December 31, 2015, 2016, and 2017 and for the years ended December 31, 2015 and 2016 have been derived from our audited financial statements, which are not included or incorporated by reference herein.

	Year Ended December 31,					Six Months Ended June 30,
	2015	2016	2017	2018	2019	2019	2020
	(in thousands of U.S. dollars, except share data)
STATEMENT OF OPERATIONS
Revenues	$132,375	$113,959	$154,040	$201,548	$206,682	$98,044	$97,640
Commissions	(5,058)	(4,187)	(6,008)	(8,357)	(8,921)	(4,244)	(3,644)
Net revenues	127,317	109,772	148,032	193,191	197,761	93,800	93,996
Voyage expenses	(17,856)	(7,679)	(3,932)	(6,378)	(13,715)	(5,083)	(31,787)
Vessel operating expenses	(55,469)	(49,519)	(52,794)	(63,512)	(68,569)	(32,543)	(35,799)
Depreciation	(47,133)	(49,485)	(51,424)	(48,067)	(50,310)	(24,706)	(26,565)
General and administrative expenses
Management fee to related parties	(10,764)	(11,611)	(13,511)	(16,536)	(18,050)	(9,047)	(9,013)
Company administration expenses	(3,853)	(3,770)	(2,607)	(2,706)	(2,589)	(1,120)	(1,332)
Early redelivery cost, net	-	-	(1,263)	(105)	(63)	-	-
Loss on inventory valuation	(1,432)	-	-	-	-	-	-
Other operating income/(cost)	-	794	(390)	-	(414)	-	-
						-	-
Loss on sale of assets	-	(2,750)	(120)	-	-	-	-
Impairment loss	(22,826)	(17,163)	(91,293)	-	-	-	-
Operating (loss)/income	(32,016)	(31,411)	(69,302)	55,887	44,051	21,301	(10,500)
Interest expense	(11,650)	(19,576)	(23,224)	(25,713)	(26,815)	(14,008)	(12,292)
Other finance (costs)/income	(242)	(1,735)	7,651	(973)	(714)	(117)	(359)
Interest income	86	515	799	929	1,558	821	519
(Loss)/gain on derivatives	(1,676)	(620)	72	18	(121)	-	(736)
Foreign currency gain/(loss)	347	(76)	1,782	(670)	(76)	(82)	434
Amortization and write-off of deferred finance charges	(2,793)	(3,063)	(2,457)	(1,794)	(1,845)	(678)	(896)
Net (loss)/income	$(47,944)	$(55,966)	$(84,679)	$27,684	$16,038	$7,237	(23,830)
(Loss)/earnings per share of Common Stock, basic and diluted	$(0.74)	$(0.83)	$(0.98)	$0.16	$0.04	$0.01	$(0.29)
Cash dividends declared per share of Common Stock	$0.04	$-	$-	$-	$-	$-	$-
Cash dividends declared per share of Preferred B Shares	$2.00	$2.00	$2.00	$0.62	$-	$-	$-
Cash dividends declared per share of Preferred C Shares	$2.00	$2.00	$2.00	$2.00	$2.00	$1.00	$1.00
Cash dividends declared per share of Preferred D Shares	$2.00	$2.00	$2.00	$2.00	$2.00	$1.00	$1.00
Weighted average number of shares of Common Stock outstanding, basic and diluted	83,479,636	84,526,411	100,932,876	101,604,339	101,686,312	101,412,749	103,067,556

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	Year Ended December 31,					Six Months Ended June 30,
	2015	2016	2017	2018	2019	2019	2020
	(in thousands of U.S. dollars, except share data)
OTHER FINANCIAL DATA
Net cash provided by operating activities	$25,523	$13,478	$50,101	$85,449	$58,284	$23,959	$20,362
Net cash used in investing activities	(125,041)	(39,873)	(39,590)	(63,670)	(36,785)	(360)	(40,877)
Net cash provided by/(used in) financing activities	180,090	(83,875)	(47,060)	(15,580)	8,540	(15,655)	11,427
Net increase/(decrease) in cash and cash equivalents and restricted cash	80,572	(110,270)	(36,549)	6,199	30,039	7,944	(9,088)

	December 31,					June 30,
	2015	2016	2017	2018	2019	2020
	(in thousands of U.S. dollars, except share data)
BALANCE SHEET DATA
Total current assets	243,162	111,008	79,086	101,262	135,989	121,283
Total fixed assets	1,056,517	1,051,726	946,529	963,887	964,000	973,841
Other non-current assets	9,952	11,019	9,482	11,050	14,654	18,465
Total assets	1,309,631	1,173,753	1,035,097	1,076,199	1,114,643	1,113,589
Total current liabilities	105,726	23,779	36,933	54,606	86,784	89,271
Long-term debt, net of current portion and of deferred finance charges	569,399	569,781	541,816	538,508	536,995	563,030
Total liabilities	675,485	595,217	578,749	593,367	624,701	656,094
Mezzanine equity	-	-	-	16,998	17,200	17,208
Common stock, $0.001 par value	83	99	102	103	104	102
Total shareholders’ equity	634,146	578,536	456,348	465,834	472,742	440,287
Total liabilities and shareholders’ equity	1,309,631	1,173,753	1,035,097	1,076,199	1,114,643	1,113,589

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” starting on page 8 of our Annual Report on Form 20-F, which was filed with the SEC on March 25, 2020 and incorporated herein by reference, before investing in our common stock. For further details, see the sections entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

Risks Related to the Offering

Our management and board of directors will have broad discretion as to the use of the net proceeds from this offering, and we may not use them effectively.

We plan to use the net proceeds of this offering for general corporate purposes, including repayment or settlement of our financial obligations and subject to market conditions for potential acquisition of newbuild or second hand vessels. However, our management and board of directors will have broad discretion in the application of the net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated at the time of this offering. Our management and board of directors could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

S-11

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain and you may experience significant dilution.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver notices to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after delivering a notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the sales agent. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. This could make it more difficult for you to sell your shares of common stock at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

FORWARD-LOOKING STATEMENTS

All statements in this prospectus (and in the documents and statements incorporated by reference herein) that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as forward-looking statements. In some cases, predictive, future-tense or forward-looking words such as “believe,” “intend,” “anticipate,” “hope,” “estimate,” “project,” “forecast,” “plan,” “potential,” “may,” “will,” “likely to,” “could,” “should” and “expect” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the SEC, other information sent to our security holders and other written materials.

Forward-looking statements include, but are not limited to, such matters as:

•	future operating or financial results and future revenues and expenses;

•	future, pending or recent acquisitions, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	availability of key employees, crew, length and number of off-hire days, drydocking requirements and fuel and insurance costs;

•	general market conditions and shipping industry trends, including charter rates, vessel values and factors affecting supply and demand;

•	competition within our industry;

•	reputational risks;

•	our financial condition and liquidity, including our ability to make required payments under our credit facilities, comply with our loan covenants and obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities and to comply with the restrictive and other covenants in our financing arrangements;

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•	the strength of world economies and currencies;

•	general domestic and international political conditions;

•	the effect of the COVID-19 pandemic on our business and operations and any related remediation measures on our performance and business prospects (including our ability to successfully install sulfur oxide exhaust gas cleaning systems in about half of our fleet);

•	potential disruption of shipping routes due to accidents or political events;

•	the overall health and condition of the U.S. and global financial markets, including the value of the U.S. dollar relative to other currencies;

•	our expectations about availability of vessels to purchase, the time that it may take to construct and deliver new vessels or the useful lives of our vessels;

•	our continued ability to enter into period time charters with our customers and secure profitable employment for our vessels in the spot market;

•	vessel breakdowns and instances of off-hire;

•	our future capital expenditures (including our ability to successfully install BWTS in all of our vessels and complete our program for the installation of our last remaining Scrubber) and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime delays, cost overruns and lost revenue);

•	our ability to realize the expected benefits from Scrubbers;

•	availability of financing and refinancing, our level of indebtedness and our need for cash to meet our debt service obligations;

•	our expectations relating to dividend payments and ability to make such payments;

•	our ability to leverage our Managers’ relationships and reputation within the drybulk shipping industry to our advantage;

•	our anticipated general and administrative expenses;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•	risks inherent in vessel operation, including terrorism (including cyber terrorism), piracy corruption, militant activities, political instability, terrorism and ethnic unrest in locations where we may operate and discharge of pollutants;

•	potential liability from pending or future litigation; and

•	other factors discussed in “Risk Factors” of this prospectus (and in the “Risk Factors” described in our Annual Report on Form 20-F).

We caution that the forward-looking statements included in this prospectus (and in the documents and statements incorporated by reference herein) represent our estimates and assumptions only as of the date of this prospectus (and in the documents and statements incorporated by reference herein) and are not intended to give any assurance as to future results. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described under “Risk Factors.” As a result, the forward-looking events discussed in

S-13

this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement as a source of financing. We plan to use the net proceeds of this offering for general corporate purposes, including repayment or settlement of our financial obligations and subject to market conditions for potential acquisition of newbuild or second hand vessels. Our management will have broad discretion in the application of the net proceeds.

CAPITALIZATION

The following table sets forth, as of June 30, 2020, our capitalization:

•	On an actual basis;

•	On an as adjusted basis to give effect to the following transactions, which occurred between July 1, 2020 and July 31, 2020:

•	the declaration and payment of the dividend of the Series C Preferred Shares (as defined herein) of $0.50 per preferred share paid on July 30, 2020, for a total amount of $1.1 million;

•	the declaration and payment of the dividend of the Series D Preferred Shares (as defined herein) of $0.50 per preferred share paid on July 30, 2020, for a total amount of $1.6 million; and

•	the repayment of $3.2 million in aggregate of debt principal instalments;

•	On a further adjusted basis to give effect to:

•	the issuance and sale of $23.5 million of our common stock in this offering assuming issuance and sale of the maximum shares in this offering, at a price of $1.23 per share being the closing price on August 6, 2020, resulting in net proceeds of approximately $22.8 million, after sales commissions of 2.0% on gross proceeds and estimated expenses of approximately $0.2 million.

Other than these adjustments, there has been no material change in our capitalization since June 30, 2020.

This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus.

	As of June 30, 2020
	Actual	As Adjusted	As Further Adjusted
	(in thousands of U.S. dollars)
Debt:
Current portion of long-term debt, net	$62,418	$59,204	$59,204
Long-term debt, net	563,030	563,030	563,030
Total debt(1)(2)	$625,448	$622,234	$622,234
Stockholders’ Equity:
Common stock(3)	$102	$102	$121
Series C Preferred Shares(4)	23	23	23
Series D Preferred Shares(4)	32	32	32
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	As of June 30, 2020
	Actual	As Adjusted	As Further Adjusted
	(in thousands of U.S. dollars)
Additional paid-in capital	354,224	354,224	377,011
Retained earnings	85,906	83,160	83,160
Total stockholders’ equity	$440,287	$437,541	$460,347
Total capitalization	$1,065,735	$1,059,775	$1,082,581

(1)	All debt, excluding an unsecured revolving credit facility of $20.0 million, is secured by mortgages on our owned ships or for financing under sale and leaseback agreements with ownership title over the relevant vessel and is guaranteed by the Company.

(2)	Total debt is net of deferred financing fees of 4.8 million and does not include the fair value of the derivative liabilities, which was $1.5 million as of June 30, 2020.

(3)	As of June 30, 2020, we had 200,000,000 shares of authorized common stock, $0.001 par value, and 102,122,399, 102,122,399 and 102,122,399 issued and outstanding shares of common stock on an “actual,” “as adjusted” and “as further adjusted” basis, respectively.

(4)	As of June 30, 2020, we had 20,000,000 shares of authorized preferred stock, $0.01 par value. As of June 30, 2020, we had 2,297,504 and 2,297,504 Series C Preferred Shares issued and outstanding on an “actual,” “as adjusted” and “as further adjusted” basis, respectively, and 3,195,050 and 3,195,050 Series D Preferred Shares issued and outstanding on an “actual,” “as adjusted” and “as further adjusted” basis, respectively. For a description of the Series C Preferred Stock, see “Description of Capital Stock—Preferred Stock—Series C Preferred Shares” and for a description of the Series D Preferred Stock, see “Description of Capital Stock—Preferred Stock—Series D Preferred Shares” in the accompanying prospectus.

DESCRIPTION OF CAPITAL STOCK

Under our first amended and restated articles of incorporation (as further amended through the date hereof) (“articles of incorporation”), our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which, as of July 31, 2020, there were 102,122,399 shares of the registrant’s common stock issued and outstanding and fully paid, and 20,000,000 shares of blank check preferred stock, par value $0.01 per share, of which, as of July 31, 2020, 2,297,504 shares of Series C Preferred Shares and 3,195,050 shares of Series D Preferred Shares were issued and outstanding. Of this blank check preferred stock, 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with our adoption of a shareholders rights plan, which expired on May 14, 2018. All of our shares of stock are in registered form. In this offering, we are offering common stock.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is not subject to any sinking fund provisions and no holder of any shares will be required to make additional contributions of capital with respect to our shares in the future. There are no provisions in our articles of incorporation or first amended and restated bylaws (“bylaws”) discriminating against a shareholder because of his or her ownership of a particular number of shares.

On August 3, 2020, our shareholders granted discretionary authority to the Company’s board of directors to effect one or more reverse stock splits of the issued and outstanding shares of common stock of the Company, at ratios within the range from 1-for-2 up to 1-for-5 in the aggregate. If our board of directors determines to implement a reverse stock split, depending on the ratio for such reverse stock split determined by our board of directors, no less than two and no more than five shares of our existing common stock will be combined into one share of common stock. Our board of directors may implement a reverse stock split at any time on or before the day immediately preceding the company’s annual meeting of shareholders in 2021. Our board may, in its discretion, elect not to

S-15

implement any reverse stock split if it determines that a reverse stock split would not be in the best interests of the Company and our shareholders.

We are not aware of any limitations on the rights to own our common stock, including rights of non-resident or foreign shareholders to hold or exercise voting rights on our common stock, imposed by foreign law or by our articles of incorporation or bylaws.

Shareholders Rights Plan

(1) General

Our board of directors declared a dividend of one right for each outstanding share of Safe Bulkers’ common stock. The dividend is payable on August 20, 2020 to the shareholders of record on August 17, 2020. Each share of our common stock will include a right that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our Series A Participating Preferred Stock at a purchase price of $5.20 per unit, subject to specified adjustments. The rights are issued pursuant to a shareholders rights agreement between us and American Stock Transfer & Trust Company, as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other shareholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or a merger, tender offer or other business combination involving the Company that is not supported by our board of directors. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our board of directors on August 5, 2020.

We have summarized the material terms and conditions of the rights agreement and the rights below. For a complete description of the rights, we encourage you to read the shareholders rights agreement, which we filed with the SEC on August 6, 2020 as an exhibit to our Current Report on Form 6-K.

(2) Detachment of the Rights

The rights are attached to all certificates representing our outstanding common stock and will attach to all common stock certificates we issue prior to the rights distribution date that we describe below. The rights are not exercisable until after the rights distribution date and will expire at the close of business on August 5, 2030, unless we redeem or exchange them earlier as described below. The rights will separate from the common stock and a rights distribution date will occur, subject to specified exceptions, on the earlier of the following two dates:

•	ten days following the first public announcement that a person or group of affiliated or associated persons or an “acquiring person” has acquired or obtained the right to acquire beneficial ownership of 10% or more of our outstanding common stock; or

•	ten business days following the start of a tender or exchange offer that would result, if closed, in a person becoming an “acquiring person.”

Derivative positions are included for purposes of determining ownership.

Shares owned by Polys Hajioannou, the Company’s Chairman and Chief Executive Officer, or Nicolaos Hadjioannou and entities controlled by and/or affiliated or associated with Mr. Hajioannou or Mr. Hadjioannou or members or their respective families are not subject to the restrictions of the Rights Plan and shareholders who beneficially owned 10% or more of Safe Bulkers’ outstanding common stock prior to the first public announcement by the Company of the adoption of the rights plan will not trigger any penalties under the rights plan so long as they do not acquire beneficial ownership of any additional shares of common stock at a time when they still beneficially own 10% or more of such common stock.

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Until the rights distribution date:

•	our common stock certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new shares of common stock will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of common stock at the close of business on that date. As of the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any shares of common stock we issue after the rights distribution date, except as our board of directors may otherwise determine.

(3) Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person. If a flip-in event occurs and we do not redeem the rights as described under the heading “—Redemption of Rights” below, each right, other than any right that has become void, as described below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

If a flip-in event occurs, all rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances which the rights agreement specifies.

(4) Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction; or

•	50% or more of our assets, cash flows or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “—Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of such right.

(5) Antidilution

The number of outstanding rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the rights distribution date. With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also does not require us to issue fractional shares of our preferred stock that are not integral multiples of one one-hundredth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise. The rights agreement reserves us the right to require, prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, that a number of rights must be exercised so that we will issue only whole shares of stock.

(6) Redemption of Rights

At any time until ten days after the date on which the occurrence of a flip-in event is first publicly announced, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash, shares of common stock or any other

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consideration our board of directors may select. The rights are not exercisable after a flip-in event until they are no longer redeemable. If our board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

(7) Exchange of Rights

We may, at our option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange must be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to:

•	any person other than our existing shareholders becoming the beneficial owner of common stock with voting power equal to 50% or more of the total voting power of all shares of common stock entitled to vote in the election of directors; or

•	the occurrence of a flip-over event.

(8) Amendment of Terms of Rights

While the rights are outstanding, we may amend the provisions of the rights agreement only as follows:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make changes that do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•	to shorten or lengthen any time period under the rights agreement, except that we cannot change the time period when rights may be redeemed or lengthen any time period, unless such lengthening protects, enhances or clarifies the benefits of holders of rights other than an acquiring person.

At any time when no rights are outstanding, we may amend any of the provisions of the rights agreement, other than decreasing the redemption price.

DIVIDEND POLICY

The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors. The timing and amount of any dividends declared will depend on, among other things: (i) our earnings, financial condition and cash requirements and available sources of liquidity, (ii) decisions in relation to our growth and leverage strategies, (iii) provisions of Marshall Islands and Liberian law governing the payment of dividends, (iv) restrictive covenants in our existing and future debt instruments and (v) global financial conditions. We may continue not to pay dividends in the future. Our ability to pay dividends may be limited by the amount of cash we can generate from operations following the payment of fees and expenses and the establishment of any reserves, as well as additional factors unrelated to our profitability. In addition, cash dividends on our common stock are subject to the priority of dividends on our preferred shares. We are a holding company and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments. There is no guarantee that we will pay any dividends on our common stock in any quarter. See “Item 3. Key Information—(iv) Risk Factors—Risks Inherent in Our Industry and Our Business” beginning on page 8 of our Annual Report on Form 20-F for a discussion of the risks related to our ability to pay dividends.

TAX CONSIDERATIONS

You should carefully read the discussion of the principal United States Federal income tax, Marshall Islands tax and Liberian tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section of our Annual Report on Form 20-F entitled “Item 10. Additional Information—E. Tax Considerations”.

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MAJOR SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock and preferred shares as of July 31, 2020 held by:

•	each person or entity that we know beneficially owns 5% or more of our common stock;

•	our officers and directors; and

•	all our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities.

Beneficial ownership does not necessarily imply that the named person has the economic or other benefits of ownership. For purposes of this table, shares subject to options, warrants or rights or shares exercisable within 60 days of July 31, 2020 are considered as beneficially owned by the person holding those options, warrants or rights. Each shareholder is entitled to one vote for each share held. The applicable percentage of ownership for each shareholder is based on 102,122,399 shares of common stock outstanding as of July 31, 2020. Information for certain holders is based on their latest filings with the SEC or information delivered to us. Except as noted below, the address of all shareholders, officers and directors identified in the table and the accompanying footnotes below is in care of our principal executive offices.

Identity of Person or Group	Number of Shares of Common Stock Owned	Percentage of Common Stock	Number of Shares of Series C Preferred Shares	Percentage of Series C Preferred Shares	Number of Shares of Series D Preferred Shares	Percentage of Series D Preferred Shares
5% Beneficial Owners:
Vorini Holdings Inc.(1)	19,426,015	19.02%	—	—%	—	—%
Bellapais Maritime Inc.(2)	5,000,000	4.90%	—	—%	—	—%
Kyperounta Maritime Inc.(2)	5,000,000	4.90%	—	—%	—	—%
Lefkoniko Maritime Inc.(2)	5,000,000	4.90%	—	—%	—	—%
Akamas Maritime Inc.(2)	8,555,412	8.38%	—	—%	—	—%
Chalkoessa Maritime Inc.(2)	5,400,000	5.29%	—	—%	—	—%
Nicolaos Hadjioannou(3)	21,426,015	20.98%	—	—%	—	—%
Imabari Shipbuilding Co. Ltd	6,915,663	6.77%	—	—%	—	—%
Officers and Directors:
Polys Hajioannou(4)	48,381,427	47.38%	—	—%	100,000	3.13%
Dr. Loukas Barmparis	*	*	*	*	*	*
Konstantinos Adamopoulos	*	*	*	*	*	*
Ioannis Foteinos	*	*	*	*	*	*
Frank Sica	*(5)	*	*	*	*	*
Ole Wikborg	*	*	—	—%	—	—%
Christos Megalou	*	*	—	—%	—	—%
All executive officers and directors as a group (7 persons)	48,920,196	47.79%	25,000	1.09%	137,000	4.29%

*	Less than 1%

(1)	Controlled by Polys Hajioannou and his family.

(2)	Controlled by Polys Hajioannou.

(3)	By virtue of shares owned indirectly through Vorini Holdings, Inc. and other entities he controls.

(4)	By virtue of shares owned indirectly through Vorini Holdings, Inc., Bellapais Maritime Inc., Kyperounta Maritime Inc., Lefkoniko Maritime Inc., Akamas Maritime Inc., Chalkoessa Maritime Inc. and other entities he controls.

(5)	Held in a trust controlled by Frank Sica for the benefit of his family members.

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OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate the expenses in connection with the issuance and distribution of our common stock in this offering, other than the sales agent commission, will be as follows:

Securities and Exchange Commission Registration Fee	$5,000
Financial Industry Regulatory Authority Filing Fee	15,500
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	125,000
Accountants’ Fees and Expenses	30,000
Transfer Agent’s Fees and Expenses	3,500
New York Stock Exchange Listing Fee	25,000
Miscellaneous Costs	10,000
Total	$224,000

PLAN OF DISTRIBUTION

We have entered into a sales agreement with DNB Markets, Inc., as our sales agent, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $23,500,000 from time to time. The sales, if any, of the shares of our common stock made under the sales agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made by means of ordinary brokers’ transactions on the NYSE, in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will designate the maximum amount of shares of our common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the sales agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We will not authorize the issuance and sale of, and the sales agent will not be obligated to sell, any shares (i) at a price lower than the minimum price therefor authorized from time to time, if any, or (ii) in a number in excess of the number of shares authorized from time to time to be issued and sold under the sales agreement, if any. We or the sales agent may suspend the offering of shares for any reason and at any time by notifying the other party. We cannot predict the number of shares of our common stock that we may sell hereby or if any shares will be sold.

We will pay the sales agent a commission 2.0% of the gross sales price per share sold through it as our agent under the sales agreement. We have agreed to pay or reimburse certain of the sales agent’s expenses, including reasonable fees and disbursements of its counsel incurred in connection with entering into the transactions contemplated by the sales agreement, in an aggregate amount not to exceed $100,000. The sales agent will provide to us written confirmation immediately following the close of trading on the NYSE on each day in which shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent with respect to such sales. We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agent under the sales agreement, the net proceeds to us and the aggregate compensation of the sales agents in connection with the sales of the shares.

Settlement for sales of the shares of our common stock will occur, unless the parties agree otherwise, on the third business day following the date on which such sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the sales agreement, we also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

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To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The offering of the shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares subject to the sales agreement or (2) the termination of the sales agreement by us or by the sales agent.

In connection with the sale of the shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

The estimated offering expenses payable by us, exclusive of the commissions payable to the sales agent, are approximately $224,000. We have agreed to reimburse the sales agent for certain legal expenses, some of which reimbursement may be deemed underwriting compensation by FINRA.

The sales agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and its affiliates have provided in the past and may provide from time to time in the future a variety of these services to us and to persons and entities with relationships with us, in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of DNB Markets, Inc., are lenders under certain of our credit facilities. In addition, from time to time, the sales agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The sales agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of our common stock offered hereby and certain other matters relating to Marshall Islands law will be passed upon for us by Cozen O’Connor, New York, New York. Certain other legal matters relating to United States law will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. DNB is being represented by Kirkland & Ellis LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act, with respect to the offer and sale of securities pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, filed as a part of the registration statement, do not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such exhibit. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the common stock offered by this prospectus supplement and the accompanying prospectus and Safe Bulkers, Inc., reference is made to the registration statement.

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We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. These reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders, but we are required to furnish certain proxy statements to shareholders under New York Stock Exchange rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act, relating to short swing profit reporting and liability. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 25, 2020;

•	our Reports on Form 6-K furnished to the SEC on March 26, 2020, April 9, 2020, June 8, 2020 (other than the section entitled “Management Commentary” included on Exhibit 1 thereto), June 16, 2020, July 9, 2020, July 27, 2020, August 3, 2020, August 4, 2020 and August 6, 2020;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 22, 2008 which incorporates by reference the description of our common stock contained in our Registration Statement on Form F-1 (File No. 333-150995), as amended, filed with the SEC on May 16, 2008, and any amendments or reports filed updating that description;

•	the description of our 8.00% Series C Cumulative Redeemable Perpetual Preferred Shares (“Series C Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 7, 2014 which incorporates by reference the description of the Series C Preferred Shares contained in our prospectus filed with the SEC on May 1, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description; and

•	the description of our 8.00% Series D Cumulative Redeemable Perpetual Preferred Shares (“Series D Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 30, 2014 which incorporates by reference the description of the Series D Preferred Shares contained in our prospectus filed with the SEC on June 24, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

We will also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Safe Bulkers, Inc.
Apt. D11,
Les Acanthes
6, Avenue des Citronniers
MC98000 Monaco
Attention: Dr. Loukas Barmparis, Secretary

+30 2 111 888 400

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PROSPECTUS

$200,000,000
Safe Bulkers, Inc.

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities

______________

Through this prospectus, we may offer common stock, preferred stock, warrants, subscription rights and debt securities from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “SB.” Based on the last reported sale price of $1.22 of our shares of common stock on the New York Stock Exchange on June 30, 2020, the aggregate market value of our public float, calculated according to General Instruction I.B.5 of Form F-3, is $61,008,790 based on 102,122,399 shares of our common stock outstanding as of June 26, 2020, of which 50,007,205 shares of our common stock are held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Our principal executive offices are located at Apt. D11, Les Acanthes 6, Avenue des Citronniers MC98000 Monaco. Our telephone number is +30 2 111 888 400.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 13, 2020.

You should rely only on the information provided in this prospectus, the documents incorporated by reference herein and any prospectus supplements filed hereafter. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely upon it. We are not making an offer of these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

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FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as forward-looking statements. In some cases, predictive, future-tense or forward-looking words such as “believe,” “intend,” “anticipate,” “hope,” “estimate,” “project,” “forecast,” “plan,” “potential,” “may,” “will,” “likely to,” “could,” “should” and “expect” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission (“SEC”), other information sent to our security holders and other written materials.

Forward-looking statements include, but are not limited to, such matters as:

•	future operating or financial results and future revenues and expenses;

•	future, pending or recent acquisitions, business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	availability of key employees, crew, length and number of off-hire days, drydocking requirements and fuel and insurance costs;

•	general market conditions and shipping industry trends, including charter rates, vessel values and factors affecting supply and demand;

•	competition within our industry;

•	reputational risks;

•	our financial condition and liquidity, including our ability to make required payments under our credit facilities, comply with our loan covenants and obtain additional financing in the future to fund capital expenditures, acquisitions and other corporate activities and to comply with the restrictive and other covenants in our financing arrangements;

•	the strength of world economies and currencies;

•	general domestic and international political conditions;

•	the effect of the 2019 Novel Coronavirus (the “2019-nCoV”) on our business and operations and any related remediation measures on our performance and business prospects (including our ability to successfully install sulfur oxide exhaust gas cleaning systems in about half of our fleet);

•	potential disruption of shipping routes due to accidents or political events;

•	the overall health and condition of the U.S. and global financial markets, including the value of the U.S. dollar relative to other currencies;

•	our expectations about availability of vessels to purchase, the time that it may take to construct and deliver new vessels or the useful lives of our vessels;

•	our continued ability to enter into period time charters with our customers and secure profitable employment for our vessels in the spot market;
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•	vessel breakdowns and instances of off-hire;

•	our future capital expenditures (including our ability to successfully install ballast water treatment systems in all of our vessels and complete our program for the installation of sulfur oxide exhaust gas cleaning systems in about half of our fleet) and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime delays, cost overruns and lost revenue);

•	our ability to realize the expected benefits from sulfur oxide exhaust gas cleaning systems;

•	availability of financing and refinancing, our level of indebtedness and our need for cash to meet our debt service obligations;

•	our expectations relating to dividend payments and ability to make such payments;

•	our ability to leverage our Managers’ relationships and reputation within the drybulk shipping industry to our advantage;

•	our anticipated general and administrative expenses;

•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;

•	risks inherent in vessel operation, including terrorism (including cyber terrorism), piracy corruption, militant activities, political instability, terrorism and ethnic unrest in locations where we may operate and discharge of pollutants;

•	potential liability from pending or future litigation; and

•	other factors discussed in “Risk Factors” of this prospectus.

We caution that the forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described under “Risk Factors.” As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and should be read together with the information contained in other parts of this prospectus, any prospectus supplement and the documents we incorporate by reference. Unless otherwise indicated, references in this prospectus to “Safe Bulkers,” the “Company,” “we,” “our,” “us,” or similar terms when used in a historical context refer to Safe Bulkers, Inc. and/or its subsidiaries. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read the prospectus and the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

Our Company

Safe Bulkers, Inc. is an international provider of marine drybulk transportation services, transporting bulk cargoes, particularly coal, grain and iron ore, along worldwide shipping routes for some of the world’s largest consumers of marine drybulk transportation services. As of June 26, 2020, we had a fleet of 42 drybulk vessels, with an aggregate carrying capacity of 3,862,000 dwt and an average age of 9.6 years, which we believe makes us one of the world’s youngest fleets of Panamax to Post-Panamax class vessels. Historically, we have invested mainly in newbuild vessels, with advanced technological specifications, aiming to renew and expand our fleet. The majority of vessels in our fleet have sister ships with similar specifications in our existing or newbuild fleet. We believe using sister ships provides cost savings because it facilitates efficient inventory management and allows for the substitution of sister ships to fulfill our period time charter obligations. In the context of our Environmental Social Responsibility policies we have been undertaking environmental investments mainly in scrubbers and ballast water treatment systems. We have 26 vessels equipped with ballast water treatment systems and 19 vessels with scrubbers installed as of June 26, 2020, which provide commercial and operational benefits.

We employ our vessels on both period time charters and spot time charters, according to our assessment of market conditions, with some of the world’s largest consumers of marine drybulk transportation services. The vessels we deploy on period time charters provide us with relatively stable cash flow and high utilization rates, while the vessels we deploy in the spot market allow us to maintain our flexibility in low charter market conditions.

We maintain our principal executive offices at Apt. D11, Les Acanthes, 6, Avenue des Citronniers MC 98000 Monaco. Our telephone number is +30 2 111 888 400. Our registered address in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc.

The Securities That May Be Offered

An aggregate public offering price of $200,000,000 of:

•	common stock;

•	preferred stock;

•	warrants;

•	subscription rights; and

•	debt securities.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

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(a) Common Stock

We may issue shares of our common stock, par value $0.001 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of shares of common stock have no cumulative voting or preemptive rights.

(b) Preferred Stock

We may issue preferred stock, par value $0.01 per share, the terms of which will be established by our board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the prospectus supplement that will accompany this prospectus, including the terms of the preferred stock dealing with dividends, redemption provisions, rights in the event of liquidation, dissolution or winding up, voting rights and conversion rights. Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock.

(c) Warrants

For any particular warrants that we offer, the applicable prospectus supplement will describe the underlying securities into which the warrant is exercisable; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents.

(d) Subscription Rights

For any particular subscription rights that we offer, the applicable prospectus supplement will describe the number of subscription rights issued to each stockholder; the expiration date; the exercise price or the manner of determining the exercise price; and any other specific terms. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholders receiving the rights in the rights offering.

(e) Debt Securities

For any particular debt securities that we offer, the applicable prospectus supplement will describe the amount being offered and any other specific terms.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Our common stock is listed on the New York Stock Exchange. If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

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RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside of the United States in Monaco. A majority of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Republic of the Marshall Islands or Monaco would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 25, 2020;

•	our Reports on Form 6-K furnished to the SEC on March 25, 2020, March 26, 2020, April 9, 2020, June 8, 2020 (other than the section entitled “Management Commentary” included on Exhibit 1 thereto) and June 16, 2020;

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 22, 2008 which incorporates by reference the description of our common stock contained in our Registration Statement on Form F-1 (File No. 333-150995), as amended, filed with the SEC on May 16, 2008, and any amendments or reports filed updating that description;

•	the description of our 8.00% Series C Cumulative Redeemable Perpetual Preferred Shares (“Series C Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 7, 2014 which incorporates by reference the description of the Series C Preferred Shares contained in our prospectus filed with the SEC on May 1, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description; and

•	the description of our 8.00% Series D Cumulative Redeemable Perpetual Preferred Shares (“Series D Preferred Shares”) contained in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 30, 2014 which incorporates by reference the description of the Series D Preferred Shares contained in our prospectus filed with the SEC on June 24, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

We will also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Safe Bulkers, Inc.
Apt. D11,
Les Acanthes
6, Avenue des Citronniers
MC98000 Monaco
Attention: Dr. Loukas Barmparis, Secretary

+30 2 111 888 400

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USE OF PROCEEDS

The use of proceeds from any offering will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

Under our first amended and restated articles of incorporation (as further amended through the date hereof) (“articles of incorporation”), our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which, as of June 26, 2020, there were 102,122,399 shares of the registrant’s common stock issued and outstanding and fully paid, and 20,000,000 shares of blank check preferred stock, par value $0.01 per share, of which, as of June 26, 2020, 2,297,504 shares of Series C Preferred Shares and 3,195,050 shares of Series D Preferred Shares were issued and outstanding. Of this blank check preferred stock, 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with our adoption of a stockholder rights plan, which expired on May 14, 2018. All of our shares of stock are in registered form.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is not subject to any sinking fund provisions and no holder of any shares will be required to make additional contributions of capital with respect to our shares in the future. There are no provisions in our articles of incorporation or first amended and restated bylaws (“bylaws”) discriminating against a stockholder because of his or her ownership of a particular number of shares.

We are not aware of any limitations on the rights to own our common stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our common stock, imposed by foreign law or by our articles of incorporation or bylaws.

Preferred Stock

Our articles of incorporation authorize our board of directors, without any further vote or action by our stockholders, to issue up to 20,000,000 shares of blank check preferred stock, and to determine, with respect to any series of preferred stock established by our board of directors, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series which our board of directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
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•	the dates at which dividends, if any, will be payable; the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting powers, if any, of the holders of the series.

Series A Participating Preferred Stock

There are no shares of Series A Participating Preferred Stock issued and outstanding, although 1,000,000 shares have been designated Series A Participating Preferred Stock in connection with the adoption of a stockholder rights plan, which expired on May 14, 2018.

Series B Preferred Shares

We previously issued 1,600,000 shares of Series B Preferred Shares. In April 2017, we completed an exchange offer for the outstanding Series B Preferred Shares, which had commenced in March 2017. Holders who elected to exchange their Series B Preferred Shares in the exchange offer received, for each such Series B Preferred Share (i) $22.50 in cash and (ii) two newly issued shares of our common stock. Pursuant to the exchange offer, a total of 1,106,254 Series B Preferred Shares were validly tendered and accepted. The Series B Preferred Shares validly tendered and accepted represented 74.46% of the 1,485,768 Series B Preferred Shares outstanding at the commencement of the exchange offer. The exchange offer resulted in an aggregate cash payment of approximately $24,891,000 and the issuance of 2,212,508 shares of common stock to holders of validly tendered and accepted Series B Preferred Shares.

On February 20, 2018 (the “Redemption Date”), we completed the redemption of all outstanding 379,514 Series B Preferred Shares at a redemption price of $25.00 per Series B Preferred Share plus all accumulated and unpaid dividends to, but excluding, the Redemption Date. From and after the Redemption Date, all distributions on the Series B Preferred Shares ceased to accumulate, such Series B Preferred Shares are no longer outstanding, and all rights of the holders of such shares terminated.

Series C Preferred Shares

In May 2014, we issued 2,300,000 shares of our Series C Preferred Shares. The liquidation preference of the Series C Preferred Shares is $25.00 per share. The shares are redeemable by us at any time on or after May 31, 2019. The shares carry an annual dividend rate of 8.00% per $25.00 of liquidation preference per share. The Series C Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series D Preferred Shares, do not give rise to a claim of payment of a principal amount at a particular date. As such, the Series C Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series D Preferred Shares. Upon any liquidation and dissolution of us, holders of the Series C Preferred Shares will generally be entitled to receive the cash value of the liquidation preference of the Series C Preferred Shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of

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junior stock, including common stock. The Series C Preferred Shares are not convertible into common stock or other of our securities, do not have exchange rights and are not entitled to preemptive or similar rights. A description of our Series C Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on May 7, 2014 which incorporates by reference the description of the Series C Preferred Shares contained in our prospectus filed with the SEC on May 1, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

Series D Preferred Shares

In June 2014, we issued 3,200,000 shares of our Series D Preferred Shares. The liquidation preference of the Series D Preferred Shares is $25.00 per share. The shares are redeemable by us at any time on or after June 30, 2019. The shares carry an annual dividend rate of 8.00% per $25.00 of liquidation preference per share. The Series D Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series C Preferred Shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and pari passu with the Series C Preferred Shares. Upon any liquidation and dissolution of us, holders of the Series D Preferred Shares will generally be entitled to receive the cash value of the liquidation preference of the Series D Preferred Shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including common stock. The Series D Preferred Shares are not convertible into common stock or other of our securities, do not have exchange rights and are not entitled to preemptive or similar rights. A description of our Series D Preferred Shares can be found in our registration statement on Form 8-A (File No. 001-34077), filed with the SEC on June 30, 2014 which incorporates by reference the description of the Series D Preferred Shares contained in our prospectus filed with the SEC on June 24, 2014, pursuant to Rule 424(b) under the Securities Act, and any amendments or reports filed updating that description.

Dividends

The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors and the requirements of the Republic of Marshall Islands law. The timing and amount of any dividends declared will depend on, among other things: (a) our earnings, financial condition and cash requirements and availability, (b) our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy, (c) provisions of the Republic of Marshall Islands and Liberian law governing the payment of dividends, (d) restrictive covenants in our existing and future debt instruments and (e) global financial conditions. There can be no assurance that dividends will be paid. Our ability to pay dividends may be limited by the amount of cash we can generate from operations following the payment of fees and expenses and the establishment of any reserves as well as additional factors unrelated to our profitability. We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

Marshall Islands Law and Our Articles of Incorporation and Bylaws

(1) General

Our purpose, as stated in our articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the “BCA,” and without in any way limiting the generality of the foregoing, the corporation shall have the power: (a) to purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including, landcraft and any and all other means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships; (b) to carry on its business, to have one or more offices, and or exercise its powers in foreign countries, subject to the laws of the particular country; (c) to borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds,

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debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured; (d) to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description; and (e) to act as agent and/or representative of ship-owning companies.

Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held inside or outside of the Republic of the Marshall Islands. Special meetings may be called by the Chairman of the board of directors, the Chief Executive Officer or by the Chairman of the board of directors or the Chief Executive Officer at the request of a majority of the board of directors. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting. Our articles of incorporation and bylaws permit stockholder action by unanimous written consent.

We are registered with the Registrar of Corporations of the Republic of the Marshall Islands under registration number 27394.

(2) Directors

Under our articles of incorporation and bylaws, our directors are elected by a plurality of the votes cast at each annual meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

Pursuant to the provision of our bylaws, the board of directors may change the number of directors to not less than three, nor more than fifteen, by a vote of a majority of the entire board. Each director shall be elected to serve until the third succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of death, resignation or removal. A vacancy on the board created by death, resignation, removal (which may only be for cause), or failure of the stockholders to elect the entire class of directors to be elected at any election of directors or for any other reason, may be filled only by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, at any special meeting called for that purpose or at any regular meeting of the board of directors. The board of directors has the authority to fix the amounts which shall be payable to the non-employee members of our board of directors for attendance at any meeting or for services rendered to us.

(3) Dissenters’ Rights of Appraisal and Payment

Under the BCA and subject to the requirements thereof, our stockholders have the right to dissent from various corporate actions, including any merger or sale of all, or substantially all, of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

(4) Stockholders’ Derivative Actions

Under the BCA and subject to the requirements thereof, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

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Anti-takeover Provisions of Our Articles of Incorporation and Bylaws

(1) General

Several provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also delay, defer or prevent (a) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder might consider in its best interest, including attempts that may result in a premium over the market price for the shares held by the stockholders, and (b) the removal of incumbent officers and directors.

(2) Blank Check Preferred Stock

Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 20,000,000 shares of blank check preferred stock, of which 1,000,000 shares have been designated Series A Participating Preferred Stock, in connection with our adoption of a stockholder rights plan, which expired on May 14, 2018, and as of June 26, 2020, 2,297,504 Series C Preferred Shares were issued and outstanding and 3,195,050 Series D Preferred Shares were issued and outstanding. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

(3) Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one- third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

(4) Election and Removal of Directors

Our articles of incorporation prohibit cumulative voting in the election of directors. Our bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

(5) Calling of Special Meetings of Stockholders

Our articles of incorporation and bylaws provide that special meetings of our stockholders may only be called by our Chairman of the board of directors, Chief Executive Officer or by the Chief Executive Officer or Secretary, at the request of a majority of our board of directors.

(6) Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our offices not less than 90 days nor more than 120 days prior to the first anniversary date of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or to make nominations for directors at an annual meeting of stockholders.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the amount of warrants outstanding;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our equity securities. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

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The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the amount of subscription rights outstanding;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 4 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities would be issued under an indenture between us and a trustee. The debt securities we may offer may be convertible into common stock or other securities. The indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.

General

The provisions of the indenture do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other

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unsecured and unsubordinated debt. The debt securities may be convertible into common stock or other securities if specified in the applicable prospectus supplement.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	if other than denominations of $1,000 or any integral multiples thereof, the denominations in which the debt securities will be issued;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of the deferral period;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common stock or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

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•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•	whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material United States federal income tax or other income tax consequences, including, but not limited to:

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•	any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

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An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made for more than 30 days in the payment of interest in respect of the securities;

•	default is made for more than 3 business days in the payment of premium or principal in respect of the securities;

•	we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 90 days following the service on us of notice requiring the same to be remedied;

•	our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of us; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities upon an Event of Default

The indenture provides that, unless otherwise set forth in a supplemental indenture:

•	if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, the trustee at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately;

•	if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities shall be due and payable immediately; and

•	if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, the trustee at the direction of the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities at maturity (but including the non-payment of principal or premium of the securities that has become due as a result of an acceleration), have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

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Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

•	secure or add additional collateral for the benefit of any debt securities;

•	provide guarantees or add additional guarantors for the benefit of any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add events of default for the protection of the holders of debt securities;

•	cure any ambiguity, defect, mistake or inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	conform the indenture to any mandatory provision of law.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for common stock or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security at its stated maturity; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.
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Global Securities

Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a

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successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

New York Law to Govern

The indenture and the debt securities will be governed by the laws of the State of New York.

THE REPUBLIC OF THE MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation and bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as stockholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Republic of the Marshall Islands. Accordingly, we cannot predict whether the Republic of the Marshall Islands courts would reach the same conclusions as United States courts and you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling stockholders than would stockholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to stockholders’ rights.

The Republic of the Marshall Islands

Stockholder Meetings

•	Held at a time and place as designated in the bylaws.

•	May be held in or outside of the Republic of the Marshall Islands.

•	Notice

–	Whenever stockholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

–	A copy of the notice of any meeting shall be given personally or sent by mail or by electronic transmission not less than 15 nor more than 60 days before meeting.

Stockholder’s Voting Rights

•	Any action required to be taken by a meeting of stockholders may be taken without a meeting if consent is in writing and is signed by all the stockholders entitled to vote.
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•	Any person authorized to vote may authorize another person to act for him by proxy.

•	Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.

•	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

•	The articles of incorporation may provide for cumulative voting in the election of directors.

•	Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a stockholder meeting.

•	Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a stockholder meeting.

•	Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the stockholders of any corporation.

•	Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property made in furtherance of corporate purpose may be authorized without the vote or consent of the stockholders, unless otherwise provided for in the articles of incorporation.

Directors

•	The board of directors must consist of at least one member.

•	Number of members can be changed by an amendment to the bylaws, by the stockholders or by action of the board under specific provisions of the bylaws.

•	If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.

•	Removal

–	Any or all of the directors may be removed for cause by vote of the stockholders.

–	If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders.

Dissenter’s Rights of Appraisal

•	With limited exceptions, including for the shares of any class or series of stock listed on a securities exchange or admitted for trading on an interdealer quotation system, stockholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business and to receive payment of the fair value of their shares.

•	A holder of any adversely affected shares who does not vote on, or consent in writing to, an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

–	Alters or abolishes any preferential right of any outstanding shares having preference; or
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–	Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

–	Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

–	Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Stockholder’s Derivative Actions

•	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort.

•	Such action in the Republic of the Marshall Islands shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.

•	Reasonable expenses, including attorneys’ fees, may be awarded if the action is successful.

•	Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

Delaware

Stockholder Meetings

•	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

•	May be held in or outside of Delaware.

•	Notice

–	Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

–	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Stockholder’s Voting Rights

•	With limited exceptions, stockholders may act by written consent to elect directors.

•	Any person authorized to vote may authorize another person or persons to act for him by proxy.

•	For stock corporations, a certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one- third of the shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

•	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.
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•	The certificate of incorporation may provide for cumulative voting.

•	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote of the outstanding stock entitled to vote of each constituent corporation at an annual or special meeting.

•	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote.

•	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

•	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Directors

•	The board of directors must consist of at least one member.

•	Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

•	Removal

–	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

–	In the case of a classified board, stockholders may effect removal of any or all directors only for cause.

Dissenter’s Rights of Appraisal

•	With limited exceptions, including for the shares of any class or series of stock listed on a national securities exchange, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation.

•	The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets of the corporation.

Stockholder’s Derivative Actions

•	In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $200,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

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Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	as settlement of short sales entered into after the date of the prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in options transactions;

•	over the Internet;

•	any other method permitted pursuant to applicable law; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities that could have been covered by this prospectus if sold through a registered offering in private transactions or under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be

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negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We and any underwriters, broker- dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker- dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

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We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus and certain other matters relating to the Republic of the Marshall Islands law will be passed upon for us by Cozen O’Connor, New York, New York. Certain other legal matters relating to United States law will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F, for the year ended December 31, 2019, and the effectiveness of Safe Bulkers, Inc.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 24, Greece.

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Up to $23,500,000

Safe Bulkers, Inc.
COMMON STOCK

PROSPECTUS SUPPLEMENT

DNB Markets

August 7, 2020